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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                November 4, 2004

                            (Date of report; date of
                            earliest event reported)

                         Commission file number: 1-3754

                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                                 38-0572512
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)








Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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


Item  8.01  Other Events

On November 4, 2004, Moody's Investors Services, Inc. (Moody's) downgraded its ratings on General Motors Corporation (GM) and General Motors Acceptance Corporation (GMAC). Moody's press release follows.

MOODY'S LOWERS RATINGS OF GM TO Baa2 AND GMAC TO Baa1. OUTLOOK IS STABLE. SHORT-TERM RATING OF GMAC CONFIRMED AT P-2.

Approximately $150 Billion of Debt Affected.
New York, November 04, 2004 -- Moody's Investors Service lowered the long-term rating of General Motors Corporation (GM) to Baa2 from Baa1, and concurrently lowered the long-term rating of General Motors Acceptance Corporation (GMAC) to Baa1 from A3. GMAC's Prime-2 short-term rating is confirmed at the current level. The rating outlook for both companies is stable.

The downgrade of the GM rating reflects Moody's expectation that the company's key credit metrics will remain under pressure through 2005 due to various operational and competitive challenges. These challenges include: 1) continued pricing competition in North America; 2) further progress by Japanese and Korean manufacturers in the domestic truck and SUV market; 3) the need to lower its still-high inventory level in the US and to reduce its dependence on the daily rental market; 4) the near-term financial resources that will be absorbed by the pending restructuring of its chronically weak European operations; 5) a large retiree base that leaves the company vulnerable to rising healthcare costs and the potential changes in economic, actuarial or regulatory factors that drive its pension funding requirements; and, 6) the much larger interest burden associated with the $13 billion in debt taken on to help fund the US pension plan. As a result of these pressures, the rating agency anticipates that GM's key near-term credit metrics will approximate the following: EBITA margin of less than 1%; fixed charge coverage below 2 times; retained cash flow to net debt moderately in excess of 35%; and, free cash flow to total debt could approximate 10%. Moody's believes that in order to adequately support the Baa2 rating GM's EBITA margin should approximate 4%; fixed charge coverage should be in the 4.0 to 4.5 times range; retained cash flow to net total debt should exceed 50%; and free cash flow to total debt should be greater than 15%. Moody's expects that GM's performance will be more consistent with these levels by late 2006.

Moody's downgrade of GMAC reflects the significant business ties between GM and GMAC that influence GMAC's origination volumes, asset mix, and asset quality. In maintaining the one-notch rating differential, Moody's rating recognizes GMAC's intrinsic strengths, particularly its resilient earnings base and strong liquidity. GMAC has appropriately evolved its funding profile by lengthening debt maturities and by tapping new sources of funding, taking advantage of the liquidity and high quality of its finance and mortgage assets. GMAC continues to experience elevated levels of net charge-offs but this is explained by worsened loss severity -- default frequency has remained relatively stable, demonstrating GMAC's commitment to sound underwriting. Favorable trends in auto auction values led to modest improvement in the net charge-off rate during the first half of 2004. Also an important consideration in the rating differential is the expectation that GMAC's unsecured creditors would have superior asset recovery experience relative to the unsecured creditors of GM, if the companies were to come under severe stress. Moody's intends to monitor GMAC's capital levels and the relative characteristics of its pledged and unencumbered assets.

The stable rating outlook reflects Moody's confidence that GM has the operational, financial and competitive resources necessary to contend with these challenges and to begin generating credit metrics that are more consistent with the Baa2 rating by late 2006. GM's product cadence, which has been weak, should continue to accelerate meaningfully through 2005, and should lay the groundwork for more robust earnings in 2006. This product initiative will benefit from the increasingly efficient manufacturing and assembly facilities that GM maintains in North America. Longer-term, the company will also be able to rely on growing earnings and cash flow from its competitive Chinese venture.

Moody's also notes that over the intermediate-to-long-term, GM's debt-service capacity is likely to benefit from three important factors. First, the company's cash flow from operations is likely to remain materially stronger than the level that might be indicated by its reported earnings. This is because the income statement will continue to recognize expense accruals for pension and OPEB obligations that significantly exceed the current cash outflow that is required. For the LTM through September 2004, these expenses exceeded the related cash outflow by $3.8 billion. Second, it is likely that GM's cash flow will continue to benefit from a pension plan funding holiday due to the aggressive actions by the company to achieve 100% funding of the plan. Finally, GMAC should be able to maintain a dividend payment to GM of approximately $1 billion per year. Moody's believes that this dividend stream represents a relatively sustainable source of funds that enhances the company's ongoing cash generation and debt service capacity. The agency includes this dividend in its calculation of GM's free cash generation and fixed charge coverage.

As GM attempts to solidify its position within the Baa2 category, it is possible that the company may encounter unanticipated competitive, operational, cyclical or market stress. An essential factor supporting the stable outlook in the face of these possible challenges is the company's strong liquidity. At September 2004 this consisted of $21.0 billion in cash and securities, $3.5 billion in short-term VEBA, and $12.5 billion in long-term VEBA. This compares with total adjusted debt of $44 billion consisting of: $32.7 billion of on-balance sheet debt, $3 billion in present value of leases, and about $9 billion in unfunded pension liabilities (mostly international). Moody's estimates that GM's balance sheet debt has an average maturity of 19 years with only $4 billion maturing over the next five years.

Notwithstanding the stable outlook and our expectation that GM's credit profile will improve, it is possible that certain factors could result in pressure on the rating or outlook. These factors would include: 1) severe and sustained intensification of the competitive environment in either North America or Europe; 2) prospects that GM's share position might suffer a prolonged erosion despite a more aggressive new product cadence in both North America and Europe;
3) an inability to restore adequate returns in its European operations; and, 4) the possibility that these factors or other pressures might delay GM's ability to restore credit metrics consistent with the Baa2 rating.

General Motors Corporation, headguartered in Detroit, Michigan, is the world's largest producer of cars and light trucks. GMAC, a wholly-owned subsidiary of GM, provides retail and wholesale financing in support of GM's automotive operations and is one of the worlds largest non-bank financial institutions.





                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENERAL MOTORS ACCEPTANCE CORPORATION
                                    -------------------------------------
                                    (Registrant)



Dated:   November  5, 2004          /s/ SANJIV KHATTRI
                                    ------------------
                                    Sanjiv Khattri
                                    Executive Vice President,
                                    Chief Financial Officer and Director



Dated:   November  5, 2004          /s/ LINDA K. Zukauckas
                                    ----------------------
                                    Linda K. Zukauckas
                                    Vice President and Corporate Controller